                                                                   EXHIBIT 99.1

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                    Page
MARCH INFORMATION SYSTEMS LIMITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Ernst & Young, Independent Auditors                                                          2
Consolidated Balance Sheets                                                                            3
Consolidated Statements of Operations                                                                  4
Consolidated Statement of Shareholders' Equity                                                         5
Consolidated Statements of Cash Flows                                                                  6
Notes to the Consolidated Financial Statements                                                         7

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
March Information Systems Limited

        We have audited the accompanying consolidated balance sheets of March Information Systems Limited as of March 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended March 31, 1998, which have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. Dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with UK auditing standards, which do not differ materially from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of March Information Systems Limited at March 31, 1997 and 1998 and the results of its operations and its cash flows for the each of the two years in the period ended March 31, 1998, in conformity with accounting principles generally accepted in the United States.

Reading, England
October 16, 1998

                       MARCH INFORMATION SYSTEMS LIMITED
                          CONSOLIDATED BALANCE SHEETS



                                                                            March 31,            September 30,
                                                                        1997         1998            1998
                                                                    --------------------------------------------
ASSETS                                                                                            (unaudited)
CURRENT ASSETS
Cash and cash equivalents                                                 $4,494      $16,900       $38,683
Accounts receivable                                                      533,080      538,851       441,074
Other receivables                                                         32,433       25,724        81,089
Prepaid expenses                                                          26,545       20,800        49,765
Other current assets                                                      15,434       15,742        26,105
                                                                    ---------------------------------------
     Total current assets                                                611,986      618,017       636,716

Investments (Note 2)                                                         821          837             -

Equipment and fixtures:
   Computer equipment                                                    176,594      220,985       243,701
   Office furniture and equipment                                         36,244       38,469        39,039
   Motor vehicles                                                        312,857      230,541       243,216
                                                                    ---------------------------------------
                                                                         525,695      489,995       525,956
   Less accumulated depreciation                                         327,295      356,635       391,792
                                                                    ---------------------------------------
                                                                         198,400      133,360       134,164

Deferred income taxes (Note 4)                                            12,256       12,704        12,704
                                                                    ---------------------------------------

TOTAL ASSETS                                                            $823,463     $764,918      $783,584
                                                                    =======================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                                          $1,478      $42,763       $44,084
Accrued expenses and other liabilities                                    68,457       51,747        91,516
Deferred revenue                                                          92,227       84,301       111,370
Taxes and social security payable                                        180,387       98,011       103,193
Notes payable to Directors                                                52,544       90,428             -
Current portion of capital lease obligations                              63,378       25,713        20,802
                                                                    ---------------------------------------
     Total current liabilities                                           458,471      392,963       370,965

Capital lease obligation (Note 3)                                         31,191        6,097        12,710
Minority interest                                                            161            -             -

Commitments (Note 7)

SHAREHOLDERS' EQUITY
Ordinary shares: $1 par value, 50,000 shares authorised; 9,600 issued and outstanding at March 31, 1997, 9,700 shares at
  March 31,1998 and 9,800 shares at September 30, 1998                    14,654       14,821        14,988
Retained earnings                                                        292,128      317,305       345,180
Cumulative translation adjustment                                         26,858       33,732        39,741
                                                                    ---------------------------------------

     Total shareholders' equity                                          333,640      365,858       399,909
                                                                    ----------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $823,463     $764,918      $783,584
                                                                    ========================================


                       MARCH INFORMATION SYSTEMS LIMITED
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          Year ended                 Six months ended
                                                           March 31,                  September 30,
                                                      1997           1998           1997          1998
                                                     ------------------------------------------------------
                                                                                (unaudited)   (unaudited)
Revenues:
   Consulting                                        $1,294,573     $1,224,339      $566,991       $663,205
   Licenses                                             267,568        690,764       275,582        461,247
   Maintenance and other                                 73,909        131,265        65,231         74,323
                                                     ------------------------------------------------------
                                                      1,636,050      2,046,368       907,804      1,198,775

Research and development                                460,027        697,808       367,380        405,083
Marketing, general and administrative                 1,176,375      1,193,958       519,050        695,334
Depreciation and  amortization                          110,216         99,304        55,029         39,293
                                                     ------------------------------------------------------
                                                      1,746,618      1,991,070       941,459      1,139,710
Operating (loss) profit                                (110,568)        55,298       (33,655)        59,065

Equity share of losses of affiliated company              3,263              -             -              -
Interest expense                                        (29,253)       (12,861)       (6,518)        (6,921)
Interest income                                           1,680          3,103         1,995            714
Other income                                                  -            330         8,402            727
                                                     ------------------------------------------------------
Income (loss) before taxation and minority
  interests                                            (134,878)        45,870       (29,776)        53,585

Minority interest                                           692              -             -              -
Income tax benefit (expense)                             26,677        (20,693)            -        (25,710)
                                                     ------------------------------------------------------

Net (loss) income                                    $(107,509)        $25,177     $(29,776)        $27,875
                                                     ======================================================




        See accompanying Notes to the Consolidated Financial Statements

                       MARCH INFORMATION SYSTEMS LIMITED
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                    Cumulative
                                                        Common         Retained     translation
                                                         Stock         Earnings      adjustment       Total
                                                  ----------------------------------------------------------
Balance at March 31, 1996 (unaudited)                   $14,654        $399,637       $20,267       $434,558

Net loss                                                      -        (107,509)            -       (107,509)
Cumulative translation adjustment                             -               -         6,591          6,591
                                                  ----------------------------------------------------------
Balance at March 31, 1997                                14,654         292,128        26,858        333,640

Net income                                                    -          25,177             -         25,177
Cumulative translation adjustment                             -               -         6,874          6,874
Issuance of ordinary stock for bonuses to
  employees                                                 167               -             -            167
                                                  ----------------------------------------------------------
Balance at March 31, 1998                                14,821         317,305        33,732        365,858

Net income (unaudited)                                        -          27,875             -         28,042
Cumulative translation adjustment (unaudited)                 -               -         6,009          6,009
Issuance of ordinary stock for bonuses to
  employees (unaudited)                                     167               -             -            167
                                                  ----------------------------------------------------------

Balance at September 30, 1998 (unaudited)               $14,988        $345,180       $39,741       $399,909
                                                  ==========================================================


        See accompanying Notes to the Consolidated Financial Statements

                       MARCH INFORMATION SYSTEMS LIMITED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 Year ended                Six months ended
                                                                   March                     September 30,
                                                            1997          1998            1997        1998
                                                         ------------------------------------------------------
                                                                                      (unaudited)    (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                         $(107,509)    $  25,177     $ (29,776)       27,875
Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
    Depreciation                                            110,216        99,304        55,029        39,293
    Minority interest                                           692            --            --            --
    Loss on disposal of assets                                6,107        12,354         7,926         7,953
    Changes in operating assets and liabilities:
       Accounts receivable                                  (59,188)        4,719       160,112       102,894
       Other receivable                                     (23,401)        7,210         6,915       (53,496)
       Prepaid expenses                                     (13,036)        6,149        (8,360)      (27,881)
       Other current assets                                     714            --            --        (9,856)
       Accounts payable                                        (159)       40,450        39,022           670
       Accrued expenses and other liabilities                70,140        18,406        27,189       (51,336)
       Deferred revenue                                      30,478        (9,567)      (19,845)       25,122
       Taxes and social security payable                     28,839       (84,279)     (147,501)        3,629
       Deferred income taxes                                 (5,259)         (448)           --            --
                                                         ------------------------------------------------------

Net cash provided by operating activities                    38,634       119,475        90,711        64,867


CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment and fixtures                         (87,164)      (44,026)       (5,003)      (18,917)
Loss from Joint Venture                                          --            --            --           827
                                                         ------------------------------------------------------

Net cash used in investing activities                       (87,164)      (44,026)       (5,003)      (18,090)


CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease obligations                       (35,355)      (63,374)      (36,852)      (25,993)
Minority interest                                            (1,537)         (161)         (160)           --
Dividends paid                                              (41,050)           --            --            --
Issuance of ordinary stock for bonus                             --           167           167           167
                                                         ------------------------------------------------------

Net cash used in financing activities                       (77,942)      (63,368)      (36,845)      (25,826)
                                                          ---------     ---------     ---------     ---------

Net (decrease) increase in cash and cash equivalents       (126,472)       12,081        48,863        20,951
Cash and cash equivalents at the beginning of the year      124,544         4,494         4,494        16,900
Translation adjustment                                        6,422           325          (596)          832
                                                          ---------------------------------------------------

Cash and cash equivalents at the end of the year          $   4,494     $  16,900     $  52,761     $  38,683
                                                          ===================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid                                             $  13,850     $  12,368     $   5,866     $   8,182
                                                          ===================================================

Income taxes paid                                         $  56,455     $       -     $  20,047     $       -
                                                          ===================================================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES
Equipment and fixtures acquired under capital leases      $       -     $       -     $       -     $  27,190
                                                          ===================================================



        See accompanying Notes to the Consolidated Financial Statements

                       MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     March Information Systems ("March" or the "Company") was incorporated in England in 1990 with the name March Systems Consultancy Limited with the objective of providing computer consultancy services ins systems administration, application development and systems integration. The Company's name was changed in February 1997 to March Information Systems reflecting the refocus of the company as a supplier of specialist security software rather than as a consultancy company. The company was acquired in October 1998 by ISS Group, Inc. as further explained in Note 7.

     The Company provides security software and services to customers using computers running UNIX and Windows NT operating systems with the objective of helping those customers improve the security of and reduce the threats to critical corporate data held on these computers.

     BASIS OF PRESENTATION

     These financial statements do not comprise the statutory accounts of the Company within the meaning of Section 240 of the Companies Act 1985, as amended (the "Companies Act"). The Company's statutory accounts, which are its primary financial statements, are prepared in accordance with the Companies Act and are presented in British pounds. Statutory accounts for the year ended March 31, 1997 and March 31, 1998 have been prepared and the auditors have given unqualified audit reports thereon. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and have been prepared in U.S. dollars. These consolidated financial statements have been translated from the functional currency (British pounds) to U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 - "Foreign Currency Translation". Under this Statement assets and liabilities are translated at year end rates and income and expenses are translated at average rates.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments in 50% or less owned companies and joint ventures over which the Company has the ability to exercise significant influence are accounted for using the equity method.

     REVENUE RECOGNITION

     The Company recognizes its license revenue upon (i) delivery of software or, if the customer has evaluation software, delivery of the software key, and (ii) issuance of the related license, assuming no significant vendor obligations or customer acceptance rights exist. In October 1997, the AICPA issued Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, which the Company adopted, effective April 1, 1997. Such adoption had no effect on the Company's revenue recognition policies related to its licensee and maintenance activities. Prior to 1997, the Company's revenue recognition policy was in accordance with the preceding authoritative guidance provided by SOP No. 91-1, Software Revenue Recognition.

     Annual renewable maintenance is a separate component of each contract, and is recognized ratably over the contract term. Professional services revenues are recognized as such services are performed.

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     EQUIPMENT AND FIXTURES

     Depreciation is provided so as to write down the cost of property and equipment to their estimated residual value over their expected useful lives which is typically 3-4 years. The principal annual depreciation rates and methods of calculation are as follows:

       Computer and telecom equipment       3 years straight line
       Furniture and fittings               3 years straight line
       Motor vehicles                       4 years straight line

     INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to carryforward losses and differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax assets are recorded at their likely realizable amount.

     FOREIGN CURRENCY TRANSLATION

     Although the Company's functional currency is the British pound, some transactions are made in different currencies. Foreign currency transactions are converted into local currency at the rate of exchange prevailing at the date of the transaction. Exchange gains or losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in other expenses.

     USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Certain estimates used by management are particularly susceptible to significant changes, such as the recoverability and amortization periods of intangible assets. Management believes that as of March 31, 1997 and 1998 and September 30, 1998, the estimates used are adequate based on the information currently available.

     INTERIM FINANCIAL INFORMATION

     The financial information at September 30, 1998 and for the six months ended September 30, 1997 and 1998 is unaudited but included all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results of the September 30, 1998 period are not necessarily indicative of the results for the entire year.

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts for the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and long-term debt approximate fair values.

     However, considerable judgment is required in interpreting market data to develop estimates of fair value. Therefore, the estimates are not necessarily indicative of the amounts which could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amount.

     CASH AND CASH EQUIVALENTS

     The Company considers investments in highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. Such amounts are stated at cost which approximates market value.

     CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers' financial condition and, generally, does not require collateral on accounts receivable. When required, the Company maintains allowances for credit losses and such losses have been within management's expectations. The Company's services are provided to customers mainly throughout Europe and United States. There was no allowance for doubtful accounts established for the periods presented and write-offs of accounts receivable have not been significant.

     The Company had one customer that accounted for approximately 49% of total revenues for the year ended March 31, 1997 and 45% for the six months ended September 30, 1997 and two customers that accounted for approximately 33% and 41% of total revenues for the year ended March 31, 1998 and 29% and 42% of total revenues for the six months ended September 30, 1998, respectively.

     PENSION PLAN

     The Company sponsors a defined contribution pension plan. The pension charge represents the amounts payable by the Company to the fund. Employees are eligible to join the plan after three months of employment. The Company matches the employees contribution up to a maximum 5% of the employees salary. If an employee belongs to a pension fund outside of the company and does not elect to join the pension fund maintained by March, then the Company will contribute to the outside fund at a rate of 5% or match what the employee contributes, whichever is lower. Contributions for the year ended March 31, 1997 and 1998 and the six months ending September 30, 1997 and 1998 were $45,030, $47,247, $23,733 and $22,588, respectively.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to expense as incurred. The Company has not capitalized any such development costs under SFAS No. 86, Accounting for the Costs of Computer Software to be sold, leased, or otherwise marketed, because the costs incurred by the company between the attainment of technological feasibility for the related software product through the date when the product is available for general release to customers is insignificant.

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     ADVERTISING

     Costs related to advertising are expensed as incurred. Advertising expense was $4,879, $4,031 $1,051 and $7,589 for the years ended March 31, 1997 and
     1998 and the six months ended September 30, 1997 and 1998, respectively.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". This Statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. The Statement will be effective for annual periods beginning after December 15, 1997 and the Company will adopt its provisions in fiscal 1998. Reclassification for earlier periods is required for comparative purposes. The Company is currently evaluating the impact this Statement will have on its financial statements, however, because the Statement requires only additional disclosure, the Company does not expect the statement to have a material impact on its financial position or results of operations.

     In June 1997, the FASB issued SFAS No 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The Statement will be effective for annual periods beginning after December 15, 1997 and the Company will adopt its provisions in fiscal 1998. The Company does not expect the Statement to have a material impact on its financial position or results of operations.

     YEAR 2000 (UNAUDITED)

     The Company has determined that its current computer systems are Year 2000 compliant and would function properly with respect to dates in the Year 2000 and beyond. The Company has not noted any Year 2000 issues with its products; however, the Company has not performed a significant amount of testing with respect to its products. The Company has yet to initiate discussions with all of its third-party relationships to ensure that those parties have appropriate plans in place to correct all of their year 2000 issues.

     While the Company believes its planning efforts are adequate to address its Year 2000 concerns, there can be no assurance that the systems and products of other companies on which the Company's operations rely will be converted on a timely basis and will not have a material adverse effect on the Company's results of operations. The cost of the Year 2000 initiatives is not expected to be material to the Company's consolidated results of operations or financial position.

2    BUSINESS COMBINATIONS

     The Company incorporated a wholly-owned subsidiary in Belgium, March Systems Consultancy BVBA, in January 1993 to exploit the market for temporary computer specialists in Belgium and Western Europe. March Systems Consultancy BVBA was dissolved in December 1997 as the UK company continued to focus on software development.

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Also in 1993, the Company acquired a 50% interest in another company, Westmount UK Limited, supplying UNIX based I-CASE software and professional services. Westmount UK ceased trading in December 1997.

3    COMMITMENTS

     OPERATING LEASES

     The Company leases two separate office spaces under non-cancelable operating leases. One lease is month to month and the other expires on September 30, 1999. The Company also leases cars and computer equipment under a non-cancelable lease arrangements.

     Required future minimum lease payments under both operating and capital leases as of March 31, 1998 are as follows:

                                                           Operating       Capital
                                                              Leases        Leases
       Years ending December 31:

          1999                                               $31,817       $32,226
          2000                                                15,908         3,190
                                                             ---------------------
       Total minimum payments required                       $47,725        35,416
                                                             =======
       Present value of future lease payments                               31,810
       Less current portion                                               (25,713)
                                                                          --------
       Noncurrent portion                                                   $6,097
                                                                          ========

     Rent expense was $42,152, $43,629, $16,424 and $22,744 for the fiscal years ending March 31, 1997 and March 31, 1998, and the six months ending September 30, 1997 and September 30, 1998, respectively.

     Equipment and fixtures financed under a capital lease were $277,639, $158,365 and $85,592 at March 31, 1997, March 31, 1998 and September 30,
     1998, respectively. Accumulated amortization related to the leased assets were $139,910, $98,466 and $37,528 at March 31, 1997, March 31, 1998 and
     September 30, 1998, respectively. Amortization related to capital leases are included in depreciation expense.

4    INCOME TAX

     The deferred tax asset reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of the Company's deferred tax assets are as follows:

                                                              Year ended March 31
                                                               1997          1998

       Book over tax depreciation                           $11,468       $10,945
       Other                                                    788         1,759
                                                            =====================
       Total deferred tax asset                             $12,256       $12,704
                                                            =====================

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




     Significant components of the benefit (provision) for income taxes attributable to operations are as follows:

                                                        Year ended March 31
                                                         1997        1998

       Current                                         $21,418     $ (20,811)
       Deferred                                          5,259           118
                                                       =====================
                                                       $26,677     $ (20,693)
                                                       =====================


     A reconciliation of the statutory income tax rate to the Company's effective income tax rate is as follows:

                                                              Year ended March 31
                                                               1997          1998

       Income tax at statutory rates                        $32,370      $(9,564)
       Income not taxable                                         -         3,276
       Non deductible expenses                               (6,239)      (12,210)
       Other                                                    809          (152)
       Change in rate for deferred accounts                    (263)       (2,043)
                                                            =====================
                                                            $26,677     $(20,693)
                                                            =====================
                                                              19.8%         45.4%
                                                            =====================


5.   RELATED PARTIES

     The directors of the Company have made short term loans to assist in the funding of the Company during temporary cash flow shortages. At March 31, 1997 and March 31, 1998 the total of the loans were approximately $52,544 and $90,428, respectively. There were no balances outstanding at September 30, 1998. There were no specific payment terms attached to the notes. The balances are included in accrued expenses and other liabilities on the balance sheet. Subsequent to year end, the balance of the notes were paid.

6. SEGMENT REPORTING Revenue by geographic area is as follows:



                                                         Year ended                 Six months ended
                                                          March 31,                   September 30,
                                                     1997           1998           1997           1998
                                                   --------------------------------------------------------
                                                                               (unaudited)    (unaudited)

United Kingdom customers                           $1,553,784     $1,473,022        $691,533       $691,287
Continental Europe customers                           62,754        118,691          57,866        240,123
United States of America                                    -        358,461         147,386         41,610
Rest of the world                                      19,512         96,194          11,019        225,755
                                                   ========================================================
   Total revenue                                   $1,636,050     $2,046,368        $907,804     $1,198,775
                                                   ========================================================

                        MARCH INFORMATION SYSTEMS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7       SUBSEQUENT EVENTS

On October 6, 1998, the Company was purchased by ISS Group, Inc. for $4.75 million plus 120,000 shares of ISS Group, Inc.'s common stock. The acquisition will be accounted for as a purchase. ISS Group is a US based company currently being traded on the NASDAQ stock exchange. Upon acquisition, the Company's name was changed to ISS Group Ltd.






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